PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 25, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

DWS MULTI-MARKET INCOME TRUST
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC WESTERN INVESTMENT HEDGED PARTNERS L.P. WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P. ARTHUR D. LIPSON
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

2

Western Investment LLC (“Western Investment”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by Western Investment at the 2010 annual meeting of shareholders (the “Annual Meeting”) DWS Multi-Market Income Trust (the “Fund”).  Western Investment has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On April 14, 2010, Western Investment sent the following letter to the Fund:

WESTERN INVESTMENT LLC
7050 South Union Park Center, Suite 590
Midvale, Utah 8404
April 14, 2010

BY ELECTRONIC MAIL, FACSIMILE AND FEDEX

John Millette, Corporate Secretary
DWS Multi-Market Income Trust
c/o Deutsche Investment Management Americas Inc.
One Beacon Street
Boston, Massachusetts 02108

Re:	2010 Annual Meeting of shareholders of DWS Multi-Market Income Trust (the “Trust”)

Dear Mr. Millette:

This letter is to notify the Trust that due to serious concerns we have regarding the Board of Trustees of the Trust and the management of the Trust and the Trust’s investment advisor, Deutsche Investment Management Americas Inc., Western Investment LLC (“Western Investment”), together with certain of its affiliates, has determined to withhold votes for the Trust’s slate of trustee nominees at the Trust’s upcoming 2010 Annual Meeting of Shareholders (the “Annual Meeting”).

Western Investment further intends to solicit shareholders of the Trust to do the same by filing a proxy statement, proxy card and other proxy materials with the Securities and Exchange Commission (“SEC”) in opposition to the election of the Trust’s trustees nominees and disseminating such proxy materials to all Trust shareholders in order to solicit a proxy card from each shareholder to withhold their vote from the election of trustees nominated by the Trust.  Western Investment will comply with the proxy rules of the Securities Exchange Act of 1934, as amended, for contested elections with respect to its solicitation of shareholders, including the filing of preliminary and definitive proxy materials with the SEC, and expects the Trust to do the same.

Western Investment LLC

By:	/s/ Arthur D. Lipson
Arthur D. Lipson, Managing Member

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Western Investment LLC (“Western Investment”), together with the other Participants (as defined below) named herein, intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to be used at the 2010 annual meeting of shareholders of DWS Multi-Market Income Trust, a Massachusetts business trust (the “Fund”).

WESTERN INVESTMENT STRONGLY ADVISES ALL SHAREHOLDERS OF THE FUND TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF DEFINITIVE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST.

The participants in the solicitation are anticipated to be Western Investment, a Delaware limited liability company, Western Investment Hedged Partners L.P., a Delaware limited partnership (“WIHP”), Western Investment Total Return Partners L.P., a Delaware limited partnership (“WITRP”) and Arthur D. Lipson (“Mr. Lipson”).

As of the date of this filing, WIHP and WITRP beneficially owned 6,846 and 5,000 shares of Common Stock, respectively.  As the general partner of each of WIHP and WITRP, Western Investment may be deemed to beneficially own the 11,846 shares of Common Stock owned in the aggregate by WIHP and WITRP, in addition to the 1,000 shares of Common Stock it holds directly.  As the managing member of Western Investment, Mr. Lipson may be deemed to beneficially own the 12,846 shares of Common Stock beneficially owned by Western Investment.